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                                                                  EXHIBIT 10.28

                         AMENDMENT AND REINSTATEMENT OF
                         AGREEMENT OF PURCHASE AND SALE

     This Amendment and Reinstatement of Agreement of Purchase and Sale (this "Reinstatement"), dated effective March 14, 2002, is executed by and between Mack-Cali Texas Property L.P., a Texas limited partnership ("Seller"), and Centennial Acquisition Company, a Texas corporation and Ashwood American Properties, Inc, a Texas corporation (collectively, "Purchaser").

     WHEREAS, Purchaser and Seller entered into that certain Agreement of Purchase and Sale, having an effective date of December 14, 2001, which was amended by letter agreement between Seller and Purchaser dated January 25, 2002 ("Amendment No. 1"), letter from Seller to Purchaser dated February 12, 2002, letter from Seller to Purchaser dated February 14, 2002, letter from Seller to Purchaser dated February 19, 2002, letter from Seller to Purchaser dated February 21, 2002, letter from Seller to Purchaser dated February 22, 2002, letter from Seller to Purchaser dated February 25, 2002, letter from Seller to Purchaser dated February 26, 2002, letter from Seller to Purchaser dated February 27, 2002, letter from Seller to Purchaser dated February 28, 2002, letter from Seller to Purchaser dated March 1, 2002, and letter from Seller to Purchaser dated March 4, 2002 (as amended, the "Agreement");

     WHEREAS, by letter dated March 5, 2002 from Purchaser to Seller (the "Termination Letter"), Seller terminated the Agreement;

     WHEREAS, Purchaser and Seller desire to reinstate and amend the Agreement as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual covenants of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by the parties, the parties agree as follows:

1. All capitalized terms not defined herein shall have the meaning ascribed to such term in the Agreement.

2. Except as modified by this Reinstatement, the Agreement is hereby reinstated, ratified and confirmed and in full force and effect. In the event of a conflict between the terms of this Reinstatement and the Agreement, the terms of this Reinstatement shall control.

3. The parties acknowledge that the initial Earnest Money Deposit was not returned to Purchaser pursuant to the Termination Letter and that Purchaser shall deposit the additional Earnest Money Deposit required by Section 4.1(a) of the Agreement no later than 5:00 p.m. Eastern Time on March 20, 2002, subject to the provisions of Paragraph 15 below.

4. The second sentence of Section 3.1 of the Agreement and the second and fourth sentences of Section 4.1(a) of the Agreement are hereby deleted in their entirety and replaced with "[Intentionally deleted]."

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5.   Section 5.1(b) of the Agreement is hereby deleted in its entirety and replaced with "[Intentionally deleted]."

6. Paragraph 1 of Amendment No. 1 is deleted in its entirety and all references to the Mezzanine Loan, Mezzanine Lender and Mezzanine Loan Documents in the Agreement or any amendment thereto are deleted in their entirety.

7. Section 11.1 of the Agreement is amended such that, notwithstanding anything in Section 11.1 to the contrary, if all or a Significant Portion of any Project is destroyed or damaged by fire or other casualty, Purchaser shall have the option to either (a) terminate the Agreement with respect to all of the Projects whereupon the Earnest Money Deposit shall be returned to Purchaser and the Agreement shall be of no further force or effect, except for the Termination Surviving Obligations or (b) proceed to Closing with respect to all of the Projects in accordance with Section 11.1.

8. Section 11.2 of the Agreement is revised such that notwithstanding anything in Section 11.2 to the contrary, in the event of any (a) condemnation or sale in lieu of condemnation of all or substantially all of any Project, or
     (b) condemnation or sale in lieu of condemnation the proceeds of which are greater than twenty percent (20%) of the allocated Purchase Price of any Project prior to Closing or that materially interferes with the operations of the Project, Purchaser shall have the option, to be exercised within fifteen (15) days after receipt of notice of such condemnation or sale, of either (i) electing to terminate the Agreement in its entirety, whereupon the Earnest Money Deposit shall be returned to Purchaser or (ii) proceed to Closing with respect to all of the Projects in accordance with Section
     11.2. To determine whether a condemnation affects greater than twenty percent (20%) of the allocated purchase price of a Project, the allocated purchase price shall be deemed to be equal to the Purchase Price multiplied by a fraction, the numerator of which equals the original principal amount of the Senior Loan (defined below) allocated to the relevant Project and the denominator of which equals the original principal amount of the Senior Loan.

9. Section 13.1 of the Agreement is amended such that notwithstanding any provision in Section 13.1 to the contrary, any termination of the Agreement permitted under Section 13.1 must include all of the Projects.

10. Sections 9.1(g) and 9.2(a)(vi) are hereby deleted and replaced by the following:

          "(g)  None of the Projects shall be an Affected Project."

11. Section 9.2(c) is hereby deleted in its entirety and replaced with "[Intentionally deleted]."

12. Section 9.2(d) is hereby deleted in its entirety and replaced with "[Intentionally deleted]."

13. Section 9.2(b) is hereby deleted in its entirety and replaced with the following:

          "(b) Notwithstanding Section 9.2(a) or any other provision in this Agreement to the contrary, if, on the Scheduled Closing Date, the conditions precedent to Purchaser's obligation to close have not been satisfied (and Purchaser has not waived, in writing, any unsatisfied conditions precedent) with respect to one or more of the Projects, then either:

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               (i)  Purchaser shall waive in writing any unsatisfied conditions precedent with respect to the Affected Project(s) and proceed to Closing on the original Scheduled Closing Date with respect to all of the Projects (or proceed to Closing even if all conditions precedent have not yet been satisfied, thereby waiving all such unsatisfied conditions precedent); or

               (ii) with respect to all of the Projects, the Closing shall be deferred until the fifteenth (15th) day after the Scheduled Closing Date (such 15-day period being referred to herein as the "CONDITIONS PRECEDENT CURE PERIOD" and the last day of such 15-day period being referred to herein as the "EXTENDED CLOSING DATE"), at which time Purchaser shall either (A) proceed to Closing on the Extended Closing Date with respect to all of the Projects if all conditions precedent relating thereto have been satisfied (or Purchaser may proceed to Closing even if all conditions precedent have not yet been satisfied, thereby waiving all such unsatisfied conditions precedent) or (B) if the conditions precedent have not yet been satisfied (or waived by Purchaser) with respect to the Affected Project(s), and if at any time prior to the date that is fifteen (15) days after the Extended Closing Date (such 15-day period being referred to herein as the "SECOND CONDITIONS PRECEDENT CURE PERIOD" and the last day of such 15-day period being referred to herein as the "SECOND EXTENDED CLOSING DATE") all of the conditions precedent for the Affected Project(s) are satisfied, Purchaser shall, on the date that is two (2) Business Days after receipt by Purchaser of notice from Seller of such satisfaction (and evidence thereof if not already received by Purchaser), proceed to Closing with respect to all of the Projects. If as of the Second Extended Closing Date the conditions precedent for the Affected Project(s) are not satisfied, either A) Purchaser shall proceed to Closing on the Second Extended Closing Date or B) this Agreement shall terminate effective as of 5:00 p.m. Eastern Time on the Second Extended Closing Date, whereupon the Earnest Money Deposit, together with all interest earned thereon, shall, subject to Section 15(d) below, be returned to Purchaser and, except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other."

14. Section 9.2(e) is hereby deleted in its entirety and replaced by the following:

          "(e) In the event of a termination of this Agreement under this
     Section 9.2, Purchaser shall have the right to receive, within five (5) Business Days thereafter, a refund of the Earnest Money Deposit, together with all interest which has accrued thereon, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligations to each other. Nothing in this Section 9.2(e) is intended to supersede any of the provisions of
     Section 13.1."

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15.  Termination Rights.

     (a) Purchaser hereby acknowledges and agrees that the Evaluation Period and all time periods during which Purchaser was permitted to review and object to title and survey matters have expired, and Purchaser has no right to terminate the Agreement or receive a refund of the Earnest Money Deposit pursuant to Section 5.3(c) of the Agreement.

     (b) Notwithstanding the foregoing, if the lender that is providing Purchaser with mortgage financing for the purchase of the Property (the "Mortgage Lender") has not yet countersigned the commitment for the purchase-money loan (the "Senior Loan"), then Purchaser may terminate the Agreement by written notice delivered to Seller no later than 5:00 p.m. Eastern Time March 20, 2002.

     (c) In addition, if (i) Purchaser's proposed mezzanine lender (the "Mezzanine Lender") and the Mortgage Lender are unable to negotiate the terms of an intercreditor agreement (the "Intercreditor Agreement") or (ii) the Mezzanine Lender does not approve the terms of the documents evidencing and securing the Senior Loan (the "Senior Loan Documents") or (iii) the Mortgage Lender does not approve the terms of the documents evidencing and securing the Mezzanine Loan (the "Mezzanine Loan Documents") or (iv) Purchaser and the Mezzanine Lender are unable to finalize the Mezzanine Loan Documents, in each case prior to the Scheduled Closing Date, then the Agreement shall terminate as of 5:00 p.m. Eastern Time on the Scheduled Closing Date, subject to the rights of either Purchaser and/or Seller to extend the Scheduled Closing Date to the Extended Closing Date by written notice delivered to the other party prior to 5:00 p.m. Eastern Time on the Scheduled Closing Date and to further extend the Scheduled Closing Date from the Extended Closing Date to the Second Extended Closing Date by written notice delivered to the other party prior to 5:00 p.m. Eastern Time on the Extended Closing Date, as necessary, in order to finalize the Intercreditor Agreement, the Senior Loan Documents and/or the Mezzanine Loan Documents, as applicable, in which event, if any of the items set forth in clauses (i), (ii), (iii) or (iv) of this Paragraph 15(c) are not finalized by the Extended Closing Date or the Second Extended Closing Date, as applicable, this Agreement shall terminate as of 5:00 p.m. Eastern Time on the Extended Closing Date (subject to the foregoing extension right) or on the Second Extended Closing Date, as applicable, provided that the Agreement shall not terminate by reason of any matter set forth in clauses
     (i), (ii), (iii) or (iv) of this Paragraph 15(c) if Purchaser secures a source of funds in place of the Mezzanine Loan and the Closing is not delayed beyond the Scheduled Closing Date (or, if the Scheduled Closing Date has been properly extended as set forth above, beyond the Extended Closing Date or the Second Extended Closing Date, as applicable) as a result thereof.

     (d) In the event of any termination of the Agreement permitted by this Paragraph 15, Purchaser shall receive a refund of the Earnest Money Deposit, together with all interest that has accrued thereon (except that such refund shall not be made in the case of a termination pursuant to clause (iv) of Paragraph 15(c) unless Purchaser has acted reasonably and in good faith in the course of the negotiations of the Mezzanine Loan Documents), and, except with respect to the Termination Surviving Obligations, the Agreement shall be null and void and the parties shall have no further obligations to each other.

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     (e) Purchaser hereby represents and warrants that the deposits or other monies delivered (or to be delivered, in the case of the commitment fee, on or before the date that is five (5) days after acceptance by the Mortgage Lender of the loan application) by Purchaser to the Mortgage Lender in the total amount of $544,000 are not refundable for any reason except as expressly set forth in the loan application for the Senior Loan and that a true, correct and complete copy of the loan applications and addenda thereto confirming this are attached hereto as Schedule 6.

16.  The Scheduled Closing Date shall be April 15, 2002.

17. Purchaser shall receive a credit in cash at Closing in the amount of $600,000.

18. At or prior to Closing, Seller shall either complete the repairs and improvements described on Schedule 1 attached hereto in accordance with the contracts referenced therein, or Purchaser shall receive (a) a credit at Closing equal to the unpaid amount under each contract referenced in
     Schedule 1 and (b) an assignment of such contracts, each of which Purchaser shall also simultaneously assume.

19. With respect to the Leases described on Schedule 2 attached hereto, Seller shall be responsible for the payment of the tenant improvement allowances, in the amounts set forth opposite such Leases described on Schedule 2, to the extent not paid as of the Closing. Seller shall indemnify and hold Purchaser harmless with respect to such tenant improvement allowances. Purchaser acknowledges that, notwithstanding the foregoing or anything to the contrary in Section 10.4(e) of the Agreement, Seller shall not be responsible for the payment of any tenant improvement allowance required by the Spengler Lease at the Republic Property, except to the extent set forth on Schedule 2 hereof, or for the payment of any Leasing Commission associated with such Lease and such obligations shall be assumed by Purchaser at Closing. This Paragraph 19 shall survive the Closing.

20. With respect to the written violation notices attached hereto as Schedule 3, Seller shall either complete the work which is the subject of such notices substantially in accordance with the contracts attached hereto as
     Schedule 4 or Purchaser shall receive (a) a credit at Closing equal to the unpaid amount under each contract attached hereto as Schedule 4 and (b) an assignment of such contracts, each of which Purchaser shall also simultaneously assume.

21. Purchaser hereby agrees to the proposed Sanitary Sewer Easement that is attached as Schedule 5 hereto, which will benefit the Project located on the Metroport Property, with the changes marked on such attachment and no additional required changes, and will not unreasonably withhold its consent to such easement in the event that the grantor of such easement does not agree to make all of such marked changes.

22. Except as modified and amended as set forth in this Reinstatement, the Agreement shall remain unmodified and in full force and effect.

23. This Reinstatement may be executed in any number of counterparts, each of which shall be an original and all of such counterparts together shall constitute one and the same instrument.

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24.  To facilitate the execution of this Reinstatement, the parties may execute and deliver counterparts of this Reinstatement by telephone facsimile.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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     IN WITNESS WHEREOF, the parties have executed this Reinstatement as of the day and year first above written.

                             SELLER:

                             MACK-CALI TEXAS PROPERTY L.P.

                             By:  Mack-Cali Sub XVII, Inc., its general
                                  partner

                                  By: /s/ Roger W. Thomas
                                     -----------------------------------------
                                  Name:  Roger W. Thomas
                                       ---------------------------------------
                                  Title: Executive Vice President and General
                                        --------------------------------------
                                  Counsel
                                  --------------------------------------------
                             PURCHASER:

                             CENTENNIAL ACQUISITON COMPANY

                             By: /s/ Steven H. Levin
                                ----------------------------------------------
                             Name:  Steven H. Levin
                             Title: President

                             ASHWOOD AMERICAN PROPERTIES, INC.

                             By: /s/ Grady Jordan, Jr.
                                ----------------------------------------------
                             Name:  Grady Jordan, Jr.
                             Title: President